UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2018, The Parking REIT, Inc. (the "Company") as guarantor, MVP REIT II Operating Partnership, LP (the "Borrower"), as borrower, and certain direct and indirect subsidiaries of the Company and the Borrower (collectively, the "Subsidiaries") entered into an amendment (the "Amendment") to the Credit Agreement, dated as of December 29, 2017 and as previously amended and supplemented from time to time (collectively, the "Credit Agreement"), by and among the Company, the Borrower, the Subsidiaries, the lenders party thereto from time to time, KeyBank National Association, as administrative agent, and KeyBanc Capital Markets, as lead arranger.

The Amendment waives (i) the requirement that the Company complete a listing of its shares of common stock on the New York Stock Exchange or another recognized exchange in the United States by September 30, 2018 and (ii) the prohibition on the Company making distributions to holders of the Company's preferred stock from and after September 30, 2018.

The Amendment further provides for the maturity of the loans under the Credit Agreement on the earliest of: (a) with regard to the borrowing base loans, (i) November 30, 2018, or (ii) the closing of a loan from LoanCore Capital Funding Corporation LLC or its affiliate or another lender in an amount sufficient to satisfy in full all of the obligations of the Borrower under the Credit Agreement; and (b) with regard to the working capital revolving commitments, (i) November 30, 2018, (ii) the closing of a loan from LoanCore Capital Funding Corporation LLC or its affiliate or another lender in an amount sufficient to satisfy in full all of the obligations of the Borrower under the Credit Agreement, or (iii) the date the working capital revolving commitments are paid in full. The Amendment also prohibits further borrowings under the credit facility.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
 (d) Exhibits.

Exhibits	Description
10.1
Third Amendment to Credit Agreement and Omnibus Amendment to Loan Documents, dated as of September 28, 2018, by and among MVP REIT II Operating Partnership, LP, as borrower, The Parking REIT, as guarantor, certain direct and indirect subsidiaries of MVP REIT II Operating Partnership, LP, the lenders party thereto, and KeyBank National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: October 2, 2018

THE PARKING REIT, INC.

/s/ Michael V. Shustek
Name:  Michael V. Shustek
 Title:  Chief Executive Officer